Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Ohio Valley Banc Corp. (the “Corporation”) on Form 10-Q for the quarterly period ended June 30, 2022 (the “Report”), the undersigned Larry E. Miller, II, Chief Executive Officer of the Corporation, and Scott W. Shockey, Senior Vice President and Chief Financial Officer of the Corporation, each certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

*/s/ Larry E. Miller, II	*/s/ Scott W. Shockey
Larry E. Miller, II	Scott W. Shockey
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer

Dated: August 15, 2022	Dated: August 15, 2022

*
This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section.  This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Corporation specifically incorporates it by reference in any such filing.